Exhibit 4.1

Dated 28 April 2016
PHILIP MORRIS INTERNATIONAL INC.
as Issuer

HSBC PRIVATE BANK (C.I.) LIMITED
As Registrar

HSBC BANK PLC
as Principal Paying Agent

HSBC BANK PLC
as Transfer Agents

and
HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED
as Trustee
DEED OF TERMINATION AND RELEASE
Euro Medium Term Note Programme

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This Deed of Termination and Release (this “Deed”) is dated 28 April 2016
Between:

(1)	PHILIP MORRIS INTERNATIONAL INC. (the “Issuer”);

(2)	HSBC PRIVATE BANK (C.I.) LIMITED, as registrar (the "Registrar");

(3)	HSBC BANK PLC (the "Principal Paying Agent");

(4)	HSBC BANK PLC (the "Transfer Agents"); and

(5)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (the “Trustee”).
Whereas:

(A)	The Issuer established a Euro Medium Term Note Programme (the "Programme") for the issuance of Notes;

(B)	The Issuer and the Trustee entered into a Trust Deed on 13 March 2009 relating to the Issuer’s Euro Medium Term Note Programme (the “Trust Deed”);

(C)
The Issuer, the Registrar, the Trustee and the Agents entered into a Issue and Paying Agency Agreement on 13 March 2009 relating to the Issuer’s Euro Medium Term Note Programme (the “Agency Agreement”);

(D)
All of the Notes subject to the provisions of the Trust Deed and the Agency Agreement have been redeemed as of 24 March 2016 and the parties agree to terminate the Trust Deed, the Agency Agreement and the Programme with effect from the date of this Deed on the terms set out in this Deed.

It is agreed as follows:
1.    Interpretation
1.1    In this Deed, capitalised terms used herein which are not specifically defined have the meanings given to them in the Trust Deed.
2.    Releases
2.1    The parties to this Deed agree that, subject to the terms of this Deed, with effect from the date hereof:

(a)	the Trust Deed is terminated;

(b)	pursuant to Section 14.2 of the Agency Agreement the Agents’ appointment shall be revoked and the Agency Agreement is terminated;

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(c)	the Programme is terminated;

(d)	the Notes shall be cancelled;

(e)
notwithstanding any provision in this Deed to the contrary, nothing in this Deed is intended to release any person from any provisions in the Trust Deed (including, without limitation, Clause 11.1 (Remuneration)) which is specifically stated to survive the discharge of the Trust Deed;

(f)
notwithstanding any provision in this Deed to the contrary, nothing in this Deed is intended to release any person from any provisions in the Agency Agreement (including, without limitation, Clause 13.3 (Indemnity)) which is specifically stated to survive the discharge of the Agency Agreement;".

3.    Surviving Provisions and Mutual Release
3.1    Except as otherwise provided in Clause 2 of this Deed, the parties to this Deed unconditionally release and discharge each other from all of their contractual obligations, liabilities and all other legal obligations to one another arising under, pursuant to or in connection with (i) the Trust Deed or its termination, (ii) the Agency Agreement or its termination and (iii) the Notes and their cancellation.
3.2    The Issuer shall as of the date of this Deed, promptly instruct the Principal Paying Agent and the Registrar to cancel and destroy any Global Notes previously issued in respect of the Notes.
4.    General
4.1    This Deed constitutes the entire understanding between the parties to this Deed concerning the termination of the Trust Deed and the Agency Agreement and supersedes all other agreements, arrangements and understandings, written or oral, concerning such subject matter. Each party acknowledges to the other that it has not entered into this Deed in reliance upon any statement or representation or any other communication made by the other, other than as expressly stated in this Deed.
4.2     This Deed may be executed in any number of counterparts, each of which shall be deemed an original.
4.3    In case any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
4.4     No person shall have any right to enforce any provision of this Deed under the Contracts (Rights of Third Parties) Act 1999.

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4.5    Termination of the Trust Deed and the Agency Agreement shall not affect or prejudice any claim or demand that either party may have against the other under or in connection with the Trust Deed and the Agency Agreement arising before the date hereof.

5.     Law and Jurisdiction
5.1    This Deed, including any non-contractual obligations arising out of or in connection with this Deed are governed by, and shall be construed in accordance with, English law.
5.2     The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Deed (including a Dispute regarding the existence, validity or termination of it or any non-contractual obligation arising out of or in connection with it) or the consequences of its nullity.
5.3     The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.
This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

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SIGNATURES

Executed as a deed by PHILIP MORRIS INTERNATIONAL INC. as Issuer	By:/s/ FRANK DE ROOIJ Name: Frank de Rooij Title: Assistant Treasurer

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SIGNATURES
EXECUTED as a DEED by
HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED
acting by its attorney/~~director~~
/s/ JAMES MCCOMB James McComb
Attorney/~~Director~~

Witnessed by:
/s/ KATHERINE HENSBY
Witness Name: KATHERINE HENSBY
Witness Address: HSBC BANK PLC
8 CANADA SQUARE
LONDON
E14 5HQ

Executed as a deed by
HSBC BANK PLC
as the Principal Paying Agent
By:___________________________
Name:
Title:

Executed as a deed by
HSBC PRIVATE BANK (C.I.) LIMITED
as The Registrar
By:___________________________
Name:
Title:

Executed as a deed by
HSBC BANK PLC
as The Transfer Agent
By: __________________________
Title:
Name:

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SIGNATURES

EXECUTED as a DEED by
HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED acting by its attorney/director
…………………………
Attorney/Director

Witnessed by:
………………………….
Witness Name: ………………………….
Witness Address: ………………………….

Executed as a deed by
HSBC BANK PLC
as the Principal Paying Agent
By: /s/ JONATHAN PARKER
Name: Jonathan Parker
Title: Authorised Signatory

Executed as a deed by
HSBC PRIVATE BANK (C.I.) LIMITED
as The Registrar
By:___________________________
Name:
Title:

Executed as a deed by
HSBC BANK PLC
as The Transfer Agent
By: /s/ JONATHAN PARKER
Name: Jonathan Parker
Title: Authorised Signatory

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SIGNATURES

EXECUTED as a DEED by
HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED acting by its attorney/director
…………………………
Attorney/Director

Witnessed by:
………………………….
Witness Name: ………………………….
Witness Address: ………………………….

Executed as a deed by
HSBC BANK PLC
as the Principal Paying Agent
By:___________________________
Name:
Title:

Executed as a deed by
HSBC PRIVATE BANK (C.I.) LIMITED
as The Registrar
By:/s/DAVID STODDART /s/ STUART DAVIDSON
Name: D. Stoddart S. Davidson
Title: COO HoBS

Executed as a deed by
HSBC BANK PLC
as The Transfer Agent
By: ________________________
Name:
Title:

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